UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 6, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 6, 2012, Parkway Properties LP (the "Operating Partnership"), which is a subsidiary of Parkway Properties, Inc. (the "Company" or "Parkway") completed the acquisition of Hearst Tower, a 972,000 square foot office tower located in the central business district in Charlotte, North Carolina for $250.0 million.

On June 11, 2012, Parkway filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of Hearst Tower.  In assessing Hearst Tower, the Company considered the property's revenue sources including those which have been affected and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for commercial office space and the ability of tenants to make payments when due.  The Company also considered the property's expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants.

After reasonable inquiry, the Company is not aware of any other material factors relating to this property that would cause the reported financial information not to be necessarily indicative of future operating results.

The Company and its operations are, however, subject to a number of risks and uncertainties.  For a discussion of such risks, see the risks identified in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Form 10-Q for the quarter ended March, 31, 2012 under Item 1A Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission.

This amendment is being filed for the sole purpose of filing the financial statements prepared pursuant to Rule 3-14 of Regulation S-X and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Selected Acquisition Properties.

The following audited financial statement of Hearst Tower for the year ended December 31, 2011 is attached hereto.
Page
Independent Auditors' Report	F-1
Statements of Revenues and Direct Operating Expenses	F-2
Notes to Statements of Revenues and Direct Operating Expenses	F-3

(b) Pro forma financial information.
The following unaudited Pro Forma Consolidated Financial Statements of Parkway for the year ended December 31, 2011 and as of and for the six months ended June 30, 2012 are attached hereto:

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)	F-5
Pro Forma Consolidated Statements of Operations and Comprehensive Income
(Unaudited) - for the Year Ended December 31, 2011	F-6
Pro Forma Consolidated Statements of Operations and Comprehensive Income
(Unaudited) - for the Six Months Ended June 30, 2012	F-7
Notes to Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)	F-8

As this property is directly owned by an entity that has elected to be treated as a real estate investment trust (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

(d) Exhibits

23.1 Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date  August 17, 2012
  PARKWAY PROPERTIES, INC.

  BY:     /s/ Mandy M. Pope
                                                                          Mandy M. Pope
                                                                          Executive Vice President and
                                                                          Chief Accounting Officer

Independent Auditors' Report

The Board of Directors
Parkway Properties, Inc.:

We have audited the accompanying statement of revenues and direct operating expenses of the Hearst Tower (the Property) for the year ended December 31, 2011.  This financial statement is the responsibility of the Property's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  We were not engaged to perform an audit of the property's internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, for inclusion in a Form 8-K of Parkway Properties, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses described in Note 2 of the Property for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

  /s/ Ernst & Young LLP

Houston, Texas
August 17, 2012

Hearst Tower

Statements of Revenues
 and Direct Operating Expenses
(in thousands)

	Six Months Ended	Year Ended
	June 30, 2012	December 31, 2011
	(unaudited)
Revenues:
Rental property revenue	$9,048	$18,601
Other income	839	1,481
	9,887	20,082

Direct operating expenses:
Operating expenses	2,735	5,132
Real estate taxes	1,481	2,962
Personnel	859	1,418
Utilities	1,168	2,885
	6,243	12,397
Excess of revenues over direct operating expenses	$3,644	$7,685

See accompanying notes to statements of revenues and direct operating expenses.

Hearst Tower
Notes to Statements of Revenues
and Direct Operating Expenses

 1.    Organization and Significant Accounting Policies

 Description of Property

On June 6, 2012, Parkway Properties, Inc. completed the acquisition of the Hearst Tower, a 972,000 square foot (unaudited) office tower located in the central business district in Charlotte, North Carolina for approximately $250.0 million.

 Management's Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Rental Revenue

 Minimum rents from leases are recognized as revenue ratably over the term of each lease using the straight-line method.  Tenant reimbursements are recognized as revenue as the applicable services are rendered or expenses incurred.

 The future minimum rents for the Property's non-cancelable operating leases at December 31, 2011 are as follows (in thousands):

Year	Amount
2012	$16,771
2013	16,879
2014	14,246
2015	13,426
2016	13,184
Thereafter	9,415
$83,921

The above amounts do not include tenant reimbursements for utilities, taxes, insurance and common area maintenance.  Prior to the Parkway's purchase of the building, Hearst Tower was an owner-occupied office property.  Therefore, no lease was in place for the largest customer in the building, which occupied 33% of the building prior to Parkway's ownership.  As such, any rental revenue associated with this customer has not been included in rental property revenue in the statements of revenues and direct operating expenses, nor in the Property's future minimum rents.  Certain operating expenses were recovered from the customer and these reimbursements have been presented within other income.

During the year ended December 31, 2011, three tenants accounted for approximately 65% of the Property's rental property revenue.  No other tenant accounted for more than 10% of rental property revenue in 2011.

2.     Basis of Accounting

 The accompanying statement of revenues and direct operating expenses is presented on the accrual basis.  The statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired.  Accordingly, the statement excludes certain expenses not comparable to the future operations of the Property such as depreciation and amortization, interest expense, income taxes and payroll and other costs not directly related to the proposed future operations of the Property.  Management is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

The accompanying unaudited interim statement of revenues and direct operating expenses was prepared on the same basis as the statement of revenues and direct operating expenses for the year ended December 31, 2011.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for this interim period have been made.  The excess of revenues over direct operating expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

3.     Subsequent Events

The acquisition of the Property was completed on June 6, 2012.  Management has evaluated subsequent events related to the Property for recognition of disclosure through August 17, 2012, which is the date the statement of revenues and direct operating expenses was available to be issued and determined that there are no other items to disclose.

PARKWAY PROPERTIES, INC.

Pro Forma Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

        The following pro forma consolidated statements of operations and comprehensive income (unaudited) of Parkway Properties, Inc. (the "Company" or "Parkway") for the year ended December 31, 2011 and six months ended June 30, 2012 give effect to the purchase of the Hearst Tower for the periods stated.  The pro forma consolidated statements of operations and comprehensive income have been prepared by management of Parkway based upon the historical consolidated statements of operations and comprehensive income of Parkway and the adjustments and assumptions in the accompanying notes to the pro forma consolidated statements of operations and comprehensive income.  A pro forma consolidated balance sheet has not been presented as the transaction is reflected in the Company's Form 10-Q for the period ended June 30, 2012, which was filed on August 9, 2012.

       The pro forma consolidated statements of operations and comprehensive income set forth the effect of the Hearst Tower as if the purchase had been consummated on January 1, 2011.

       These pro forma consolidated statements of operations and comprehensive income may not be indicative of the results that actually would have occurred if the transaction had occurred on the dates indicated or which may be obtained in the future.  The pro forma consolidated statements of operations and comprehensive income should be read in conjunction with the consolidated statements of operations and comprehensive income and notes of Parkway included in its annual report on Form 10-K for the year ended December 31, 2011.

                PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011
(Unaudited)
	Parkway Historical	Pro Forma Adjustments (1)	Parkway Pro Forma
	(In thousands, except per share data)
Revenues
Income from office and parking properties	$149,000	$20,513	$169,513
Management company income	16,896	-	16,896
Total revenues	165,896	20,513	186,409

Expenses and other
Property operating expense	61,637	12,397	74,034
Depreciation and amortization	57,002	10,886	67,888
Impairment loss on real estate	6,420	-	6,420
Impairment loss on mortgage loan receivable	9,235	-	9,235
Change in fair value of contingent consideration	(13,000)	-	(13,000)
Management company expenses	13,337	-	13,337
General and administrative	18,805	-	18,805
Acquisition costs	17,219	-	17,219
Total expenses and other	170,655	23,283	193,938

Operating loss	(4,759)	(2,770)	(7,529)

Other income and expenses
Interest and other income	938	-	938
Equity in earnings of unconsolidated joint ventures	57	-	57
Gain on sale of real estate	743	-	743
Interest expense	(31,612)	(1,933)	(33,545)

Loss before income taxes	(34,633)	(4,703)	(39,336)

Income tax expense	(56)	-	(56)

Loss from continuing operations	(34,689)	(4,703)	(39,392)
Discontinued operations:
Loss from discontinued operations	(195,139)	-	(195,139)
Gain on sale of real estate from discontinued operations	17,825	-	17,825
Total discontinued operations	(177,314)	-	(177,314)

Net loss	(212,003)	(4,703)	(216,706)
Net loss attributable to noncontrolling interests	85,100	-	85,100

Net loss for Parkway Properties, Inc.	(126,903)	(4,703)	(131,606)
Change in market value of interest rate swaps	(337)	-	(337)
Comprehensive loss	$(127,240)	$(4,703)	$(131,943)

Net loss for Parkway Properties, Inc.	$(126,903)	$(4,703)	$(131,606)
Dividends on preferred stock	(10,052)	-	(10,052)
Net loss attributable to common stockholders	$(136,955)	$(4,703)	$(141,658)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(1.80)		$(2.02)
Discontinued operations	(4.57)		(4.57)
Basic net loss attributable to Parkway Properties, Inc.	$(6.37)		$(6.59)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(1.80)		$(2.02)
Discontinued operations	(4.57)		(4.57)
Diluted net loss attributable to Parkway Properties, Inc.	$(6.37)		$(6.59)

Weighted average shares outstanding:
Basic	21,497		21,497
Diluted	21,497		21,497

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(38,710)		$(43,413)
Discontinued operations	(98,245)		(98,245)
Net loss attributable to common stockholders	$(136,955)		$(141,658)

See accompanying notes.

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2012
(Unaudited)

	Parkway Historical	Pro Forma Adjustments(1)	Parkway Pro Forma
	(In thousands, except per share data)
Revenues
Income from office and parking properties	$95,959	$8,390	$104,349
Management company income	10,405	-	10,405
Total revenues	106,364	8,390	114,754

Expenses and other
Property operating expense	37,976	5,104	43,080
Depreciation and amortization	37,534	5,514	43,048
Change in fair value of contingent consideration	216	-	216
Management company expenses	8,760	-	8,760
General and administrative	7,517	-	7,517
Acquisition costs	1,332	(498)	834
Total expenses and other	93,335	10,120	103,455

Operating income	13,029	(1,730)	11,299

Other income and expenses
Interest and other income	141	-	141
Interest expense	(17,780)	(579)	(18,359)

Loss before income taxes	(4,610)	(2,309)	(6,919)

Income tax expense	(150)	-	(150)

Loss from continuing operations	(4,760)	(2,309)	(7,069)
Discontinued operations:
Income from discontinued operations	2,589	-	2,589
Gain on sale of real estate from discontinued operations	8,772	-	8,772
Total discontinued operations	11,361	-	11,361

Net Income	6,601	(2,309)	4,292
Net loss attributable to noncontrolling interest - real estate partnerships	893	-	893
Net income attributable to noncontrolling interests - unit holders	(16)	-	(16)

Net income for Parkway Properties, Inc.	7,478	(2,309)	5,169
Change in market value of interest rate swaps	(966)	-	(966)
Comprehensive income	$6,512	$(2,309)	$4,203

Net income for Parkway Properties, Inc.	$7,478	$(2,309)	$5,169
Dividends on preferred stock	(5,421)	-	(5,421)
Dividends on convertible preferred stock	(1,011)	-	(1,011)
Net income (loss) attributable to common stockholders	$1,046	$(2,309)	$(1,263)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.29)		$(0.40)
Discontinued operations	0.34		0.34
Basic net income (loss) attributable to Parkway Properties, Inc.	$0.05		$(0.06)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.29)		$(0.40)
Discontinued operations	0.34		0.34
Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.05		$(0.06)

Weighted average shares outstanding:
Basic	22,504		22,504
Diluted	22,504		22,504

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(6,640)		$(8,949)
Discontinued operations	7,686		7,686
Net income (loss) attributable to common stockholders	$1,046		$(1,263)

See accompanying notes.

PARKWAY PROPERTIES, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

1.      On June 6, 2012, Parkway Properties, Inc. (the "Company" or "Parkway") completed the acquisition of the Hearst Tower, a 972,000 square foot office tower located in the central business district in Charlotte, North Carolina for $250.0 million.  The Company acquired the Hearst Tower from 214 North Tryon, LLC (the "Seller") for $250.0 million in cash, which the Company funded with a combination of proceeds of the recently closed investment by TPG VI Pantera Holdings, L.P. ("TPG") and borrowings under its Amended and Restated Credit Agreement (the "Credit Facility"). The Seller is not affiliated with the Company or its advisors. Seller is an affiliate of Bank of America, N.A., which is a lender and Syndication Agent under the Credit Facility.

The pro forma adjustments to the Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2011 and six months ended June 30, 2012 set forth the effect of Parkway's purchase of the Hearst Tower as if the purchase had been consummated on January 1, 2011.

Prior to the Parkway's purchase of the building, Hearst Tower was an owner-occupied office property.  Therefore, no lease was in place for the largest customer in the building, which occupies 33% of the building prior to Parkway's ownership.  As such, any revenue associated with this customer has not been included in pro forma adjustments to the Consolidated Statements of Operations and Comprehensive Income for the year ended December 31, 2011 and six months ended June 30, 2012.

The pro forma adjustments are detailed below for the year ended December 31, 2011 and six months ended June 30, 2012.

          The effect of the purchase of the Hearst Tower on income and expenses from real estate properties is as follows:

(a)   For the year ended December 31, 2011 (in thousands):

Pro Forma Adjustments
Income from office and parking properties	$20,513

Property operating expenses	12,397
Depreciation and amortization	10,886
Total expenses	23,283
Operating loss	(2,770)
Interest expense	(1,933)
Loss from continuing operations	(4,703)
Net loss attributable to noncontrolling interests	-
Loss from continuing operations attributable to common stockholders	$(4,703)

 Depreciation and amortization is provided by the straight-line method over the estimated useful life of the asset as defined below:

Estimated Useful Life
Building and garage	40 years
Building improvements	15 years
Tenant improvements	Remaining term of lease
Lease in place value	Remaining term of lease including expected renewals
Lease costs	Remaining term of lease
Above and below market leases	Remaining term of lease

      (b)   For the six months ended June 30, 2012, which only includes operations from the Hearst Tower from January 1, 2012 until acquisition date on June 6, 2012 (in thousands):

Pro Forma Adjustments
Income from office and parking properties	$8,390

Property operating expenses	5,104
Depreciation and amortization	5,514
Acquisition costs	(498)
Total expenses	10,120
Operating income	(1,730)
Interest expense	(579)
Loss from continuing operations	(2,309)
Net loss attributable to noncontrolling interests	-
Loss from continuing operations attributable to common stockholders	$(2,309)

           Depreciation is provided by the straight-line method over the estimated useful life of the asset as defined in (a) above.

The adjustment for acquisition costs represents nonrecurring direct and incremental costs that have been reflected in the Parkway Historical Statement of Operations.

           (c)   The pro forma effect of the Hearst Tower acquisition on interest expense related to additional borrowings on the Company's notes payable to banks ($48.0 million at June 30, 2012) was $1.9 million for the year ended December 31, 2011 and $579,000 for the six months ended June 30, 2012.

 2.       No additional income tax expenses were provided because of the Company's net operating loss carryover and status as a REIT.

 3.       Diluted net income (loss) per common share attributable to Parkway Properties, Inc. as reported for the year ended December 31, 2011 and six months ended June 30, 2012 was $(6.37) and $0.05, respectively, based on diluted weighted average shares outstanding of 21,497,000 and 22,504,000, respectively.

            Pro forma diluted net loss per common share attributable to Parkway Properties, Inc. as reported for the year ended December 31, 2011 and the six months ended June 30, 2012 was $(6.59) and $(0.06), respectively, based on diluted weighted average shares outstanding of 21,497,000 and 22,504,000, respectively.